UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 26, 2006

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA		94089-1138
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 26, 2006, QuickLogic Corporation (the “Registrant”) appointed Mr. Nicholas A. Aretakis to the Board of Directors of the Company.  The Registrant has not determined at this time whether Mr. Aretakis will serve on any committees of the Board of Directors.  There are no arrangements or understandings between Mr. Aretakis and any other person pursuant to which Mr. Aretakis was selected as a director. There are no transactions involving Mr. Aretakis that would be required to be reported under Item 404(a) of Regulation S-K.

Section 9   Financial Statements and Exhibits

Item 9.01(d) Exhibits.

99.1         Press release of QuickLogic Corporation dated May 31, 2006 announcing the appointment of Mr. Nicholas A. Aretakis to the Board of Directors of the Company (furnished, not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2006

QuickLogic Corporation

/s/ Carl M. Mills
Carl M. Mills Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release of QuickLogic Corporation dated May 31, 2006 announcing the appointment of Mr. Nicholas A. Aretakis to the Board of Directors of the Company (furnished, not filed).